Albertsons® Companies, Inc. Reports First Quarter Fiscal 2026 Results
Announces ACI Edge to Accelerate Execution and Enhance Performance
Updates Fiscal 2026 Outlook

BOISE, Idaho - July 23, 2026 - Albertsons® Companies, Inc. (NYSE: ACI) (the "Company") today reported results for the first quarter of fiscal 2026, which ended June 20, 2026.

First Quarter of Fiscal 2026 Highlights
•Identical sales decreased 0.8%
•Digital sales increased 13%
•Net income of $85 million, or $0.17 per share
•Adjusted net income of $210 million, or $0.42 per share
•Adjusted EBITDA of $1,013 million

"In the first quarter, our digital and pharmacy businesses continued to deliver strong growth, while core grocery faced increasing pressure from softer industry unit trends and a more cautious consumer," said Susan Morris, Chief Executive Officer. "While these results did not meet our expectations, they underscored the need to move faster. Through ACI Edge, we are accelerating change to strengthen our competitiveness and improve execution across the business. ACI Edge includes simplifying our operating model, transitioning from eleven divisions to four regions and centralizing center-store merchandising to strengthen accountability, accelerate decision-making, and better leverage our scale, technology, and local market expertise."

Morris added, "These actions are designed to deliver sharper value, greater differentiation in fresh, and an elevated customer experience across our stores and markets. By scaling best practices and investing in our customer value proposition, we believe we can drive stronger, more consistent growth while creating long-term value for both customers and shareholders."

Morris concluded, "As we look ahead, we are moving decisively. Given continued softness in industry unit trends and a more cautious consumer, we are accelerating investments and operational changes designed to strengthen our customer value proposition and improve our competitive position. Accordingly, we are revising our fiscal 2026 outlook. We are choosing to accelerate investments in our customer value proposition and the customer experience ahead of expected productivity benefits because we believe these actions will improve our growth trajectory, strengthen our competitive position, and create long-term shareholder value."

First Quarter of Fiscal 2026 Results

Net sales and other revenue increased 0.2% to $24,941.6 million for the 16 weeks ended June 20, 2026 ("first quarter of fiscal 2026") from $24,880.8 million during the 16 weeks ended June 14, 2025 ("first quarter of fiscal 2025"). This increase was driven by higher fuel sales, while identical sales declined 0.8%. Pharmacy and digital remained areas of strength, with pharmacy sales continuing to grow despite ongoing Inflation Reduction Act ("IRA") headwinds and digital sales increasing 13% during the first quarter of fiscal 2026.

Gross margin rate decreased to 26.6% during the first quarter of fiscal 2026 compared to 27.1% during the first quarter of fiscal 2025. Excluding the impact of fuel and LIFO expense, gross margin rate decreased 23 basis points compared to the first quarter of fiscal 2025. This decrease was primarily driven by increases in delivery and handling costs related to the continued growth in digital sales, as well as higher fuel costs. These impacts were partially offset by improvements in pharmacy margins, primarily related to the impact of the IRA. The Company also continued to make incremental investments in its customer value proposition, funded by productivity initiatives.

Selling and administrative expenses increased to 25.6% of Net sales and other revenue during the first quarter of fiscal 2026 compared to 25.4% during the first quarter of fiscal 2025. Excluding the impact of fuel, Selling and administrative expenses as a percentage of Net sales and other revenue increased 42 basis points. This increase in Selling and administrative expenses as a percentage of Net sales and other revenue was primarily attributable to increases in rent and occupancy costs, merger-related litigation costs, business transformation costs and depreciation and amortization, partially offset by a decrease in employee costs. Despite disciplined productivity and cost management initiatives, the rate was negatively impacted by lower identical sales, including the effect of the IRA on pharmacy sales growth.

Net gain on property dispositions and impairment losses was $4.7 million during the first quarter of fiscal 2026 compared to $31.9 million during the first quarter of fiscal 2025.

Interest expense, net was $166.7 million during the first quarter of fiscal 2026 compared to $141.8 million during the first quarter of fiscal 2025. The increase in interest expense, net was primarily attributable to higher average outstanding borrowings.

Other income, net was $16.8 million during the first quarter of fiscal 2026 compared to $3.9 million during the first quarter of fiscal 2025.

Income tax expense was $29.0 million during the first quarter of fiscal 2026, representing a 25.5% effective tax rate, compared to $75.0 million during the first quarter of fiscal 2025, representing a 24.1% effective tax rate.

Net income was $84.7 million, or $0.17 per share, during the first quarter of fiscal 2026, compared to $236.4 million, or $0.41 per share, during the first quarter of fiscal 2025.

Adjusted net income was $210.3 million, or $0.42 per share, during the first quarter of fiscal 2026, compared to $318.9 million, or $0.55 per share, during the first quarter of fiscal 2025.

Adjusted EBITDA was $1,013.2 million, or 4.1% of Net sales and other revenue, during the first quarter of fiscal 2026 compared to $1,111.0 million, or 4.5% of Net sales and other revenue, during the first quarter of fiscal 2025.

Operating Structure Realignment

The Company announced ACI Edge, an operating structure realignment designed to accelerate execution, increase accountability and more effectively leverage its scale. As part of the realignment, the Company consolidated its 11 divisions into four regions and fully centralized center-store merchandising under a single enterprise team. The new regional structure is intended to support faster decision-making and stronger local execution, while the centralization of center-store merchandising brings category management, supplier relationships and merchandising strategy together to strengthen supplier partnerships, improve consistency across banners and regions and better leverage enterprise scale.

Capital Allocation and Common Stock Repurchase Program

During the first quarter of fiscal 2026, capital expenditures were $522.1 million, which primarily included the completion of 15 remodels, the opening of four new stores and continued investment in the Company's digital and technology platforms. On April 14, 2026, the Board of Directors (the "Board") increased the quarterly cash dividend 13% from $0.15 per common share to $0.17 per common share. During the first quarter of fiscal 2026, the Company paid its quarterly dividend of $0.17 per share on May 8, 2026 to stockholders of record as of April 24,

2026. On July 14, 2026, the Company announced the next quarterly dividend payment of $0.17 per share to be paid on August 7, 2026 to stockholders of record as of the close of business on July 24, 2026.

On April 14, 2026, the Board increased the remaining share repurchase authorization to $2.0 billion in total. During the first quarter of fiscal 2026, the Company repurchased 13.4 million shares of common stock for a total of $226.5 million pursuant to the existing multi-year repurchase authorization.

Fiscal 2026 Outlook

The Company is providing an updated fiscal 2026 outlook and expects its financial results to be as follows:
•Identical sales in the range of (1.5)% to (0.5)% (previously 0.0% to 1.0%) (1)
•Adjusted EBITDA in the range of $3.550 billion to $3.625 billion (previously $3.850 billion to $3.925 billion)
•Adjusted net income per Class A common share in the range of $1.75 to $1.85 per share (previously $2.22 to $2.32 per share)
•Effective income tax rate in the range of 24% to 25% (unchanged)
•Capital expenditures in the range of $1.9 billion to $2.0 billion (previously $2.0 billion to $2.2 billion)
(1) Reflects an estimated 150 basis point headwind related to the Inflation Reduction Act's Medicare Drug Price Negotiation Program which took effect on January 1, 2026.

The Company is unable to provide a full reconciliation of the GAAP and Non-GAAP Measures (as defined below) used in the updated fiscal 2026 outlook without unreasonable effort because it is not possible to predict certain of the adjustment items with a reasonable degree of certainty. This information is dependent upon future events and may be outside of the Company's control and could have a significant impact on its GAAP financial results for fiscal 2026. The expected effective tax rate does not reflect potential future rate adjustments for the resolution of tax audits or potential changes in tax laws, which cannot be predicted with reasonable certainty.

Conference Call

The Company will hold a conference call today at 8:30 a.m. Eastern Time, which will be hosted by Susan Morris, CEO, and Sharon McCollam, President & CFO. The call will be webcast and can be accessed at https://albertsonscompanies.com/investors/events-and-presentations. A replay of the webcast will be available for at least two weeks following the completion of the call.

About Albertsons Companies

Albertsons Companies is a leading food and drug retailer in the United States. As of June 20, 2026, the Company operated 2,240 retail stores with 1,708 in-store pharmacies, 408 associated fuel centers, 22 dedicated distribution centers and 19 manufacturing facilities. The Company operates stores across 35 states and the District of Columbia under 22 well known banners including Albertsons, Safeway, Vons, Jewel-Osco, Shaw's, ACME, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen, Carrs, Kings Food Markets and Balducci's Food Lovers Market. The Company is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood. In 2025, along with the Albertsons Companies Foundation, the Company contributed $497 million in food and financial support, including $56 million through its Nourishing Neighbors Program, to ensure those living in its communities and those impacted by disasters have enough to eat.

Albertsons, Safeway, Vons, Jewel-Osco, Tom Thumb, Randalls, United Supermarkets, Pavilions, Haggen and Balducci's Food Lovers Market are registered trademarks of Albertsons Companies Inc. or its subsidiaries. ACME, Carrs, Kings Food Markets, Shaw's, and Star Market are trademarks of Albertsons Companies Inc. or its subsidiaries. Albertsons associated logos, product names and services are trademarks of Albertsons Companies, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements and Factors That Impact the Company's Operating Results and Trends

This press release includes "forward-looking statements" within the meaning of the federal securities laws. The "forward-looking statements" include the Company's current expectations, assumptions, estimates and projections about its business and its industry. They include statements relating to the Company's future operating or financial performance which the Company believes to be reasonable at this time. You can identify forward-looking statements by the use of words such as "outlook," "may," "should," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future" and "intends" and similar expressions which are intended to identify forward-looking statements.

These statements are not guarantees of future performance and are subject to numerous risks and uncertainties which are beyond the Company's control and difficult to predict and could cause actual results to differ materially from the results expressed or implied by the statements. Risks and uncertainties that could cause actual results to differ materially from such statements and may adversely impact the Company's financial condition and results of operations include:
•changes in macroeconomic conditions such as rates of food price inflation or deflation, fuel and commodity prices and macroeconomic uncertainty, including in international trade and current and potential future tariffs;
•changes in consumer behavior and spending patterns including those resulting from macroeconomic conditions such as inflation and shifts in state and federal assistance programs;
•changes in wage rates and the Company's ability to negotiate acceptable contracts with labor unions, including the outcome of pending union negotiations;
•changes in price of goods sold in the Company's stores and cost of goods used in its food products, as well as limitations in its ability to provide certain services, due to changes in various state and federal government legislation, regulation and executive orders;
•uncertainty regarding the geopolitical environment including armed hostilities, acts of war and disruption in the distribution of goods;
•the Company's ability to succeed in a competitive environment;
•the Company's ability to execute on its business and value-creating strategies, including its operating structure realignment;
•the Company's ability to attract and retain qualified or specialized associates who are critical to the success of its business strategy;
•failure to achieve productivity initiatives, including those related to artificial intelligence, unexpected changes in the Company's objectives and plans, inability to implement its strategies, plans, programs and initiatives, or enter into strategic transactions, investments or partnerships in the future on terms acceptable to the Company, or at all;
•challenges with the Company's supply chain;
•operational and financial effects resulting from cyber incidents at the Company or at a third party, including outages in the cloud environment and the effectiveness of business continuity plans during a ransomware or other cyber incident; and
•changes in tax rates, tax laws, and regulations that directly impact the Company's business or its customers
All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect the Company's view only as of the date of this press release. The Company undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In evaluating the Company's financial results and forward-looking statements, you should carefully consider the risks and uncertainties more fully described in the "Risk Factors" section or other sections in its reports filed with the SEC including the most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and current reports on Form 8-K.

Non-GAAP Measures and Identical Sales

Non-GAAP Measures. EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted net income per Class A common share and Net debt ratio (collectively, the "Non-GAAP Measures") are performance measures that provide supplemental information the Company believes is useful to analysts and investors to evaluate its ongoing results of operations, when considered alongside other GAAP measures such as net income, operating income, gross margin, and net income per Class A common share. These Non-GAAP Measures exclude the financial impact of items management does not consider in assessing the Company's ongoing core operating performance, and thereby provide useful measures to analysts and investors of its operating performance on a period-to-period basis. Other companies may have different definitions of Non-GAAP Measures and provide for different adjustments, and comparability to the Company's results of operations may be impacted by such differences. The Company also uses Adjusted EBITDA and Net debt ratio for board of director and bank compliance reporting. The Company's presentation of Non-GAAP Measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

Identical Sales. As used in this earnings release, the term "identical sales" includes stores operating during the same period in both the current fiscal year and the prior fiscal year, comparing sales on a daily basis. Direct to consumer digital sales are included in identical sales, and fuel sales are excluded from identical sales.

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(dollars in millions, except per share data)
(unaudited)

	16 weeks ended
	June 20, 2026	June 14, 2025
Net sales and other revenue	$24,941.6	$24,880.8
Cost of sales	18,303.5	18,142.5
Gross margin	6,638.1	6,738.3

Selling and administrative expenses	6,379.2	6,320.9
Gain on property dispositions and impairment losses, net	(4.7)	(31.9)
Operating income	263.6	449.3

Interest expense, net	166.7	141.8
Other income, net	(16.8)	(3.9)
Income before income taxes	113.7	311.4

Income tax expense	29.0	75.0
Net income	$84.7	$236.4

Net income per Class A common share
Basic net income per Class A common share	$0.17	$0.41
Diluted net income per Class A common share	0.17	0.41

Weighted average Class A common shares outstanding (in millions)
Basic	495.2	573.0
Diluted	498.2	575.4

% of net sales and other revenue
Gross margin	26.6%	27.1%
Selling and administrative expenses	25.6%	25.4%

Store data
Number of stores at end of quarter	2,240	2,264

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	June 20, 2026	February 28, 2026
ASSETS
Current assets
Cash and cash equivalents	$293.4	$198.6
Receivables, net	1,031.9	932.6
Inventories, net	5,192.6	5,173.9
Other current assets	368.8	410.6
Total current assets	6,886.7	6,715.7

Property and equipment, net	9,867.9	9,903.7
Operating lease right-of-use assets	6,202.1	6,102.4
Intangible assets, net	2,082.5	2,156.1
Goodwill	1,201.0	1,201.0
Other assets	676.8	687.0
TOTAL ASSETS	$26,917.0	$26,765.9

LIABILITIES
Current liabilities
Accounts payable	$4,087.1	$4,021.2
Accrued salaries and wages	1,188.0	1,348.3
Current maturities of long-term debt and finance lease obligations	746.1	534.0
Current operating lease obligations	739.8	736.7
Other current liabilities	1,414.4	1,183.8
Total current liabilities	8,175.4	7,824.0

Long-term debt and finance lease obligations	8,416.7	8,412.6
Long-term operating lease obligations	5,798.4	5,613.6
Deferred income taxes	628.8	630.6
Other long-term liabilities	2,285.0	2,448.9

Commitments and contingencies

STOCKHOLDERS' EQUITY
Class A common stock	6.0	6.0
Additional paid-in capital	2,224.8	2,219.4
Treasury stock, at cost	(2,077.0)	(1,850.5)
Accumulated other comprehensive income	81.5	83.2
Retained earnings	1,377.4	1,378.1
Total stockholders' equity	1,612.7	1,836.2
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$26,917.0	$26,765.9

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	16 weeks ended
	June 20, 2026	June 14, 2025
Cash flows from operating activities:
Net income	$84.7	$236.4
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on property dispositions and impairment losses, net	(4.7)	(31.9)
Depreciation and amortization	591.0	572.7
Operating lease right-of-use assets amortization	221.8	214.1
LIFO expense	20.0	17.3
Deferred income tax	0.1	(38.0)
Contributions to pension and post-retirement benefit plans, net of expense (income)	(33.1)	(43.0)
Deferred financing costs	4.1	6.3
Equity-based compensation expense	31.4	33.7
Other operating activities	(12.9)	4.1
Changes in operating assets and liabilities, net of acquisitions:
Receivables, net	(97.0)	(73.2)
Inventories, net	(36.5)	(4.5)
Accounts payable, accrued salaries and wages and other accrued liabilities	(5.1)	(114.6)
Operating lease liabilities	(137.4)	(127.8)
Self-insurance assets and liabilities	0.3	(6.0)
Other operating assets and liabilities	102.2	108.8
Net cash provided by operating activities	728.9	754.4

Cash flows from investing activities:
Payments for property, equipment and intangibles, including lease buyouts	(522.1)	(584.6)
Proceeds from sale of assets	25.8	78.2
Business acquisitions, net of cash acquired	(28.0)	—
Other investing activities	16.6	32.3
Net cash used in investing activities	(507.7)	(474.1)

Cash flows from financing activities:
Proceeds from issuance of long-term debt, including ABL facility	275.0	625.0
Payments on long-term borrowings, including ABL facility	(59.6)	(600.2)
Payments of obligations under finance leases	(8.2)	(10.1)
Dividends paid on common stock	(84.0)	(85.7)
Treasury stock purchase, at cost	(224.9)	(314.8)
Employee tax withholding on vesting of restricted stock units	(27.4)	(31.4)
Other financing activities	(0.1)	(5.7)
Net cash used in financing activities	(129.2)	(422.9)

Net increase (decrease) in cash and cash equivalents and restricted cash	92.0	(142.6)
Cash and cash equivalents and restricted cash at beginning of period	203.0	297.9
Cash and cash equivalents and restricted cash at end of period	$295.0	$155.3

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

The following table reconciles Net income to Adjusted net income and Adjusted EBITDA (in millions):

	16 weeks ended
	June 20, 2026	June 14, 2025
Net income	$84.7	$236.4
Adjustments:
Business transformation (1)(b)	54.2	38.3
Equity-based compensation expense (b)	31.4	33.7
Gain on property dispositions and impairment losses, net	(4.7)	(31.9)
LIFO expense (a)	20.0	17.3
Merger-related costs (2)(b)	41.6	19.0
Certain legal and regulatory accruals and settlements, net (b)	1.2	2.6
Amortization of debt discount and deferred financing costs (c)	4.8	6.2
Amortization of intangible assets resulting from acquisitions (b)	15.7	14.8
Miscellaneous adjustments (3)(e)	(1.9)	6.1
Tax impact of adjustments to Adjusted net income	(36.7)	(23.6)
Adjusted net income	$210.3	$318.9
Tax impact of adjustments to Adjusted net income	36.7	23.6
Income tax expense	29.0	75.0
Amortization of debt discount and deferred financing costs (c)	(4.8)	(6.2)
Interest expense, net	166.7	141.8
Amortization of intangible assets resulting from acquisitions (b)	(15.7)	(14.8)
Depreciation and amortization (d)	591.0	572.7
Adjusted EBITDA	$1,013.2	$1,111.0
The following tables reconcile diluted net income per Class A common share to Adjusted net income per Class A common share (in millions, except per share data):

	16 weeks ended
	June 20, 2026	June 14, 2025
Numerator:

Adjusted net income (4)	$210.3	$318.9

Denominator:

Weighted average Class A common shares outstanding - diluted	498.2	575.4
Restricted stock units (5)	8.5	8.5
Adjusted weighted average Class A common shares outstanding - diluted	506.7	583.9

Adjusted net income per Class A common share - diluted	$0.42	$0.55

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

	16 weeks ended
	June 20, 2026	June 14, 2025
Net income per Class A common share - diluted	$0.17	$0.41
Non-GAAP adjustments (6)	0.26	0.15
Restricted stock units (5)	(0.01)	(0.01)
Adjusted net income per Class A common share - diluted	$0.42	$0.55
(1) Includes costs related to the Company's business transformation, including third-party consulting fees and certain integration and employee termination costs.
(2) Primarily includes litigation costs related to the terminated merger. The first quarter of fiscal 2025 also includes retention program expense related to the terminated merger.
(3) Primarily includes adjustments for closed stores and surplus properties, net realized and unrealized gains and losses related to non-operating investments, non-cash rent expense, gains and losses on energy hedges and other items not considered in the Company's core performance.
(4) See the reconciliation of Net income to Adjusted net income above for further details.
(5) Represents incremental unvested restricted stock units ("RSUs") to adjust the diluted weighted average Class A common shares outstanding during each respective period to the fully outstanding RSUs as of the end of each respective period.
(6) Reflects the per share impact of Non-GAAP adjustments for each period. See the reconciliation of Net income to Adjusted net income above for further details.
Non-GAAP adjustment classifications within the Condensed Consolidated Statements of Operations:
(a) Cost of sales
(b) Selling and administrative expenses
(c) Interest expense, net
(d) Depreciation and amortization:

	16 weeks ended
	June 20, 2026	June 14, 2025
Cost of sales	$65.3	$64.1
Selling and administrative expenses	525.7	508.6
Total Depreciation and amortization	$591.0	$572.7

(e) Miscellaneous adjustments:

	16 weeks ended
	June 20, 2026	June 14, 2025
Cost of sales	$(5.1)	$(0.5)
Selling and administrative expenses	13.7	5.6
Other income, net	(10.5)	1.0
Total Miscellaneous adjustments	$(1.9)	$6.1

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions)

The following table is a reconciliation of Net debt ratio on a rolling four quarter basis:

	June 20, 2026	June 14, 2025
Total debt (including finance leases)	$9,162.8	$7,837.7
Cash and cash equivalents	293.4	151.0
Total debt net of cash and cash equivalents	8,869.4	7,686.7

Rolling four quarters Adjusted EBITDA	$3,803.7	$3,931.8

Total Net debt ratio	2.33	1.96

The following table is a reconciliation of Net income to EBITDA and Adjusted EBITDA on a rolling four quarter basis:

	Rolling four quarters ended
	June 20, 2026	June 14, 2025
Net income	$65.7	$954.3
Depreciation and amortization	1,932.0	1,838.6
Interest expense, net	529.1	455.9
Income tax expense	4.4	176.9
EBITDA	2,531.2	3,425.7

Business transformation (1)	169.6	126.2
Equity-based compensation expense	93.2	103.2
Loss on property dispositions and impairment losses, net	15.0	58.6
LIFO expense	68.7	31.3
Merger-related costs (2)	106.7	181.5
Certain legal and regulatory accruals and settlements, net (3)	801.5	17.6
Miscellaneous adjustments (4)	17.8	(12.3)
Adjusted EBITDA (5)	$3,803.7	$3,931.8
(1) Includes costs related to the Company's business transformation, including third-party consulting fees and certain integration and employee termination costs.
(2) Primarily includes litigation costs and retention program expense related to the terminated merger. Also includes third-party legal and advisor fees prior to the termination of the merger in December 2024.
(3) Includes the $773.8 million charge in the fourth quarter of fiscal 2025 related to the opioid settlement framework.
(4) Primarily includes pension settlement gains and losses, net realized and unrealized gains and losses related to non-operating investments, adjustments for closed stores and surplus properties, non-cash rent expense, gains and losses on energy hedges and other items not considered in the Company's core performance.
(5) The four quarters ended June 20, 2026 includes an estimated $68 million of incremental Adjusted EBITDA due to the impact of the additional 53rd week in fiscal 2025.